UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  September 2, 2005
NATURAL HEALTH TRENDS CORP.

(Exact name of Company as specified in its charter)

Delaware	0-26272	59-2705336

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

12901 Hutton Drive Dallas, TX		75234

(Address of principal executive offices)		(Zip Code)
Company’s telephone number, including area code  (972) 241-4080

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On September 2, 2005, Natural Health Trends Corp. (the “Company”) accepted the resignation of Keith C. Zagar as its Chief Operating Officer. Mr. Zagar continues to serve as the Company’s General Counsel and Ethics and Compliance Officer.
     Effective September 15, 2005, the Company appointed Mr. Curtis Broome as an executive officer with the title of President of Greater China and Southeast Asia. Mr. Broome has been with the Company since 2002 in various capacities, including Executive Vice President and President of Lexxus International, Inc., and as the President of I Luv My Pet, Inc., each a Company subsidiary. Prior to joining the Company, Mr. Broome served as a sales and marketing consultant assisting small businesses with web marketing and business execution strategies.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL HEALTH TRENDS CORP.
Date: September 15, 2005	By:	/s/ Mark D. Woodburn
		Name:	Mark D. Woodburn
		Title:	President

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